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EXHIBIT 11

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

   (A) Computation of the weighted average number of shares of common stock outstanding for the periods indicated:

                      QUARTERS ENDED APRIL 4, 1996 AND MARCH 30, 1995

                                                                             WEIGHTED
                                SHARES OF   NUMBER OF DAYS   NUMBER OF       SHARES
                              COMMON STOCK    OUTSTANDING    SHARE DAYS    OUTSTANDING
                              ------------  --------------   ----------    -----------
Quarter Ended April 4, 1996
- ---------------------------
January 5 - April 4            6,385,910          91         581,117,821
Shares Issued                    161,645        Various        8,294,825
                               ---------                     -----------
                               6,547,555                     589,412,646     6,477,062
                               =========                     ===========     =========

Quarter Ended March 30, 1995
- ----------------------------
December 30 -  March 30        6,282,879          91         571,741,987
Shares Issued                     16,192        Various          725,670
                               ---------                     -----------
                               6,299,071                     572,467,657     6,290,853
                               =========                     ===========     =========


                    TWO QUARTERS ENDED APRIL 4, 1996 AND MARCH 30, 1995

                                                                              WEIGHTED
                                SHARES OF   NUMBER OF DAYS   NUMBER OF         SHARES
                              COMMON STOCK    OUTSTANDING    SHARE DAYS     OUTSTANDING
                              ------------  --------------   ----------     -----------
Period Ended April 4, 1996
- --------------------------
October 1 - April 4            6,345,465          187      1,186,602,034
Shares Issued                    202,090        Various       14,126,884
                               ---------                   -------------
                               6,547,555                   1,200,728,918     6,421,010
                               =========                   =============     =========

Period Ended March 30, 1995
- ---------------------------
October 1 - March 30           6,274,260          181      1,135,641,118
Shares Issued                     24,811        Various        1,945,222
                               ---------                   -------------
                               6,299,071                   1,137,586,340     6,285,007
                               =========                   =============     =========
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   (B)  Computation of Earnings per Share:

                                    QUARTER ENDED                TWO QUARTERS ENDED
                               April 4,        March 30,        April 4,       March 30,
                                 1996            1995             1996           1995
                              ----------      ----------       ----------     ----------
Primary:
 Weighted average shares
  outstanding                  6,477,062       6,290,853        6,421,010      6,285,007
 Net effect of dilutive stock
  options - based on the
  treasury stock method          249,448               0          254,295              0
                              ----------      ----------       ----------     ----------
     Total                     6,726,510       6,290,853        6,675,305      6,285,007
                              ----------      ----------       ----------     ----------
Net income                    $  254,278      $  561,237       $1,652,506     $1,904,763
                              ----------      ----------       ----------     ----------
     Per share amount         $     0.04      $     0.09       $     0.25     $     0.30
                              ==========      ==========       ==========     ==========
Fully diluted:
 Weighted average shares
  outstanding                  6,477,062       6,290,853        6,421,010      6,285,007
 Net effect of dilutive stock
  options - based on the
  treasury stock method using
  average market price           278,741               0          309,435              0
                              ----------      ----------       ----------     ----------
     Total                     6,755,803       6,290,853        6,730,445      6,285,007
                              ----------      ----------       ----------     ----------
Net income                    $  254,278      $  561,237       $1,652,506     $1,904,763
                              ----------      ----------       ----------     ----------
     Per share amount         $     0.04      $     0.09       $     0.25     $     0.30
                              ==========      ==========       ==========     ==========
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